EXHIBIT 99.1

CITIZENS ANNOUNCES Q3 2020 FINANCIAL RESULTS

Metrics improve over Q2 2020 on executing growth initiatives

AUSTIN, TX – November 4, 2020 – Citizens, Inc. (NYSE: CIA) today announced Q3 2020 financial results showing a Class A earnings per share decline of $0.20 from Q3 2019 primarily driven by one-time expenses triggered by a Change-in-Control of the Company. Excluding this $10 million expense, earnings per share of Class A common stock declined by $0.011. During the third quarter, the Company shifted to a focus on growth initiatives while navigating through significant uncertainties and challenges.

Sequential Improvement in Key Metrics

Shifting focus and building momentum towards growth initiatives supported improvements over the last quarter.

•Revenue--3% improvement over Q2 20 (Life Insurance segment improved 4%)
•First-year sales --27% improvement over Q2 20 (Life Insurance segment improved 39%)
•Renewal premiums--5% increase over Q2 20 (Life Insurance segment improved 6%)
•Policies issued--157% increase over Q2 20 (Life Insurance segment improved 53%)

Gerald W. Shields, Vice-Chairman of the Board and interim CEO, said, "Citizen's key metrics improved over the previous quarter. Building on our transformation efforts, we are executing a series of growth initiatives designed to unleash new product delivery levels, marketing and service capabilities, while focusing on improving sales, customer engagement and retention. While there is more work to be done, we are excited about the future as we continue to execute proactively in the marketplace with an eye on cost, as we strive to strengthen the Company and create enduring value for shareholders.”

Q3 Financial Highlights (versus Q3 2019)

As previously announced, a change in control of the Company occurred in July 2020 when the Harold E. Riley Foundation became the beneficial owner of 100% of the Company’s Class B common stock, which we refer to as the “Change-in-Control”. Holders of the Company’s Class B common stock have the right to nominate a simple majority of our Board of Directors. The Change-in-Control, and its trigger of $10 million in cash severance and accelerated vesting of Restricted Stock Units to our former Chief Executive Officer, Geoffrey Kolander, negatively impacted our Q3 2020 expenses.

•Net loss ($7.9) million or ($0.16) per share of Class A common stock--($0.20) decline or ($0.01)1 decline excluding Change-in-Control costs
•Revenue down (3%) on lower premium revenues in the Life Insurance segment
•Home Service Insurance premiums up 2%--on stronger renewal premiums driven by collections and new sales campaign targeting current policyholders
1 Adjusted to exclude certain executive severance payments payable to our former Chief Executive Officer in connection with the Change-in-Control. See “Financial Measures Excluding Change-in-Control” below, for a reconciliation to our GAAP financial results.

•Claims and surrenders expense up by 15% driven primarily by an increase in surrendered policies in the Life Insurance segment and a rise in claims in the Home Service Insurance segment resulting from the impact of Hurricane Laura and COVID-19 death claims
•Total assets $1.8 billion--up 6% from the same period last year

Revenue declined by 3% on lower premiums driven by fewer renewals and lower first-year premiums in our Life Insurance segment. The impact of the pandemic primarily contributed to a decline of 34% on first-year premiums in our Life Insurance segment versus Q3 2019. Despite a 53% increase in the number of policies issued over Q2 2020, first-year premiums lagged as customers selected lower face value policies while many of our markets remained in lockdown. Net investment income declined slightly on higher investment expenses from diversifying into private equities.

General expenses increased by 68% for 3Q 2020, driven by $10 million in Change-in-Control expenses1. Excluding the Change-in-Control effects, our general expenses decreased by 19% largely driven by a reduction of our tax compliance liability under Sections 7702 and 72(s) of the Internal Revenue Code for our Life Insurance segment. Proactive growth efforts were implemented without increasing cost as reductions in external audit fees and outside consulting costs continued.

Operational Highlights

•Enhanced sales force engagement and simplified the underwriting process streamlining service to customers and supporting an increase in policies issued
•Enhanced virtual sales training for international agents
•Implemented quarterly sales campaigns stemming declines in first-year premiums
•Developing expansion opportunities in the Life Insurance segment leveraging solutions tailored to the Hispanic market

Pivoting from our transformation efforts, the shift to executing growth initiatives unleashed a new level of engagement, creativity, product innovation, and marketing to reinvigorate the entire team. The third quarter provided key insights on supporting distribution and customers in this new world and succeeding in a continued virtual environment, all while maintaining a balanced focus on cost control.

First, we focused our attention on expanding and refining our products to tailor them to our customers' changing needs within our current markets. For example, in response to customer needs in our Home Service market, we provided existing policyholders a simplified process to modestly increase their current face amount supporting a 96% increase in our issued policy count compared to the prior year.

Second, we reduced friction in our sales process by updating our underwriting processes to remove barriers to the sales cycle highlighted by the COVID-19 pandemic. These changes reduce underwriting expenses and simplify the process for agents and applicants.

Third, we reinvigorated the sales force by developing training and guidelines that promote safe yet effective sales practices to address customers' changing needs. We continue to provide additional training sessions for virtual sales.

Fourth, in the continued face of the global COVID-19 pandemic, we created sales promotions and campaigns to develop business opportunities that have generated an unprecedented level of excitement for the agents in our distribution channels. Our Life Insurance segment developed a competitive sales campaign that, while down (34%) from last year, led to a 39% improvement in first-year premiums versus the previous quarter.

Finally, leveraging our experience serving the needs of the Spanish and Portuguese markets, we are working on expansion opportunities within our Life Insurance segment tailored to the Hispanic market in the U.S.

At the same time, we remain negatively impacted by the COVID-19 pandemic's ongoing reality and the economic consequences on our markets. We continue to experience declines in premiums due to lower policy face amounts and the amount of insurance issued during the quarter. During the third quarter, the number of policies issued decreased by (13%) in the Life Insurance segment. Still, they increased 53% compared to the previous quarter, despite the continuation of strict quarantine protocols in many of the markets in which we operate.

In our Home Service Insurance segment, the number of policies issued increased by 96% during the third quarter, compared to the prior year, despite the pandemic’s persistent pressure. We continued to have temporary office closures in Louisiana curtailing the sales of product offerings that require extensive person-to-person sales interaction. Instead, we have focused on additional benefits for our existing policyholders, which have lower face values, resulting in declines in average policy face values and the amount of insurance issued compared to the same period in 2019.

Overall, claims and surrenders increased by nearly 15% versus Q3 2019, driven primarily by an increase in the Life Insurance segment's surrendered policies and higher claims in our Home Service Insurance segment. We incurred unusually large property claims in our Home Service Insurance segment during the quarter due to Hurricane Laura's significant damage in Louisiana. Additionally, death claims increased 33% for the quarter versus Q3 2019, reflecting exposure to COVID-19 for policyholders in the Home Services Insurance segment.

We foresee some additional adverse impact on near-term sales activity, premiums, claims, policy benefits, invested assets, and regulatory capital due to the prolonged COVID-19 pandemic and current economic conditions. We will continue to balance these challenges with a concentration on proactive initiatives and cost control. As we seek to optimize value for the Company, its customers, and its collaborators, we believe our current strategies will put the Company on a firmer financial footing as we work to combat declining in-force business and create enduring value.

YTD Financial Highlights

•Revenue down 4%--on a decrease in premiums and lower realized investment gains
•General expenses are up 12%--down 15%1 excluding Change-in-Control expenses
•Total assets up 6%--$1.8 billion versus the same period last year
•Stockholders’ equity increased 14%--on a change in unrealized gains on securities
•First-year premiums decreased by 16% (22% in the Life Insurance Segment)

Net loss of ($0.25) per Class A share declined by ($0.12) from the prior year. Excluding Change-in-Control costs, the net loss is ($.06)1 per Class A share, an improvement of $0.07 per share over the prior year, partially benefiting from expense management and lower tax expense. The adverse effect of the disruption in global financial markets, slower submitted applications, and higher claims in our Home Service Insurance segment impinged year-to-date results.

Revenue declined by 4% on lower insurance premiums and net realized gains in the prior year on the sale of the former corporate headquarters, partially offset by a property write-down. Net investment income increased by 2%, propelled by a growing asset base derived from our insurance operations' cash flows.

General expenses are up 12% from the prior year, mostly driven by $10 million in Change-in-Control cost incurred in the third quarter of 2020. Excluding Change-in-Control costs, general expenses are down by 15%1 from the prior year on a reduction of our tax liability and lower external audit and consulting costs. After achieving compliance with regulatory requirements and addressing deficiencies in our internal control environment, we benefited from reductions in external audit fees and outside consulting fees. We continue to employ process improvements to reduce costs and fuel our proactive customer-centric growth initiatives.

Selected Consolidated Financial Data

For the periods ended as of	Q3 2020	Q3 2019	YTD 2020	YTD 2019
(In thousands except share data)

Balance sheet data
Total assets	$1,844,338	$1,738,359	$1,844,338	$1,738,359
Total liabilities	1,547,584	1,477,017	1,547,584	1,477,017
Total stockholders' equity	296,754	261,342	296,754	261,342
Life insurance in force	4,138,914	4,261,486	4,138,914	4,261,486

Operating items
Insurance premiums	$44,108	$46,009	$126,921	$132,277
Net investment income	14,997	15,039	45,081	44,150
Realized investment gains	527	72	669	3,164
Total revenues	59,825	61,467	173,888	180,739
Net income (loss) before federal income taxes	(8,171)	2,132	(9,968)	817
Net gain (loss)	(7,915)	2,046	(12,526)	(6,321)

Per share data
Book value per share	$5.87	$5.20	$5.87	$5.20
Basic and diluted gain (loss) per Class A share	(0.16)	0.04	(0.25)	(0.13)

Segment Operations
Our Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. Our insurance operations are the primary focus of the Company, as those operations generate most of our income.

Life Insurance

Our Life Insurance segment primarily issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly sold to non-U.S. residents, located principally in Latin America and the Pacific Rim, through independent marketing consultants.

Home Service Insurance

Our Home Service Insurance segment provides final expense life insurance and limited liability property insurance policies sold to middle- and lower-income households in Louisiana, Mississippi and Arkansas, through independent agents in our home service distribution channel and through funeral homes.

Other Non-Insurance Enterprises

Other Non-Insurance Enterprises primarily includes the Company's IT and Corporate support functions, which are included in the table below to properly reconcile the segment information with the consolidated financial statements of the Company.

Selected Segment Financial Data

For the periods ended as of	Q3 2020	Q3 2019	YTD 2020	YTD 2019
(In thousands)
LIFE INSURANCE SEGMENT
Total assets	$1,349,923	$1,279,780	$1,349,923	$1,279,780

Operating items
Insurance premiums	$32,265	$34,385	$92,146	$97,439
Net investment income	11,507	11,340	34,332	33,121
Realized investment gains	133	61	1,259	5,586
Total revenues	44,094	46,135	128,932	137,292
Net income before federal income taxes	5,508	2,310	9,713	6,828

HOME SERVICE INSURANCE SEGMENT
Total assets	$416,271	$386,854	$416,271	$386,854
Operating items
Insurance premiums	$11,843	$11,624	$34,775	$34,838
Net investment income	3,200	3,309	9,788	9,720
Realized investment gains (losses)	388	3	(405)	639
Total revenues	15,432	14,934	44,177	45,197
Net income (loss) before federal income taxes	(1,026)	927	(3,197)	258

OTHER NON-INSURANCE ENTERPRISES
Total assets	$78,144	$71,725	$78,144	$71,725
Operating items
Insurance premiums	$—	$—	$—	$—
Net investment income	290	390	961	1,309
Realized investment gains (losses)	6	8	(185)	(3,061)
Total revenues	299	398	779	(1,750)
Net income (loss) before federal income taxes	(12,653)	(1,105)	(16,484)	(6,269)

About Citizens, Inc.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and final expense and limited liability property product sales in the U.S.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate", “believe” “project” "intends," "continue" or comparable words.  Such forward-looking statements may relate to the Company’s expectations regarding the impact of the COVID-19 pandemic, business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations.  Accordingly, you should not unduly rely on these forward-looking statements.  The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Financial Measures Excluding Change-in-Control

Certain financial information included in this press release is presented excluding the impact of executive severance costs payable to our former Chief Executive Officer under his employment agreement following his resignation upon the Change-in-Control of the Company in the third quarter of 2020. We believe presenting certain financial information excluding the Change-in-Control costs is important for purposes of comparing the Company’s performance in other periods, as the Change-in-Control costs represent one-time, non-recurring items.

(In thousands, except per share data)	3Q 2020	3Q 2019	YTD 2020	YTD 2019
GAAP net income (loss)	$(7,915)	2,046	(12,526)	(6,321)

Gross Change-in-control costs	$10,011		10,011
Tax impact from Change-in-Control	(662)		(662)
Change in control costs, net	9,349	—	9,349	—
Adjusted net income (loss)	$1,434	2,046	(3,177)	(6,321)

GAAP Class A common stock earnings (losses) per share	$(0.16)	0.04	(0.25)	(0.13)
Impact of change in control costs, net	0.19		0.19
Adjusted diluted gain (loss) per Class A share	$0.03	0.04	(0.06)	(0.13)

For further information CONTACT:
Investor Relations PR@citizensinc.com